POWER OF ATTORNEY

     I hereby appoint Vince A. Elhilow, Liz Cook, Alan Schick or Steven Lanter to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form ID, 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Elhilow, Ms. Cook, Mr. Schick or Mr. Lanter in writing that their authority to act on my behalf in this manner has been withdrawn.


     I have signed this power of attorney on December 20, 2005.


                                by         /s/ William H. Sned, Jr.
                                           -------------------------------------
                                           William H. Sned, Jr.


                    In presence of         /s/ Lynne H. Duckett
                                           -------------------------------------
                                           Lynne H. Duckett



                                at         West Palm Beach     Florida
                                           -------------------------------------
                                           City                State